Exhibit 21

Subsidiaries	Jurisdiction of Organization
Arizona Diagnostic & Surgical Center, Inc.	Delaware
Baptist Joint Venture Holdings, Inc.	Delaware
Beaumont Hospital Holdings, Inc.	Delaware
Biltmore Surgery Center Holdings, Inc.	Delaware
Biltmore Surgery Center Limited Partnership	Arizona
Biltmore Surgery Center, Inc.	Arizona
Brookwood Diagnostic Center of Tampa, Inc.	Delaware
Cardiovascular Specialty Centers of Utah, LP	Delaware
Davis Hospital & Medical Center, LP	Delaware
Davis Hospital Holdings, Inc.	Delaware
Davis Surgical Center Holdings, Inc.	Delaware
DecisionPoint Services, Inc.	Delaware
First Choice Physicians Network Holdings, Inc.	Delaware
Health Choice Arizona, Inc.	Delaware
IASIS Capital Corporation	Delaware
IASIS Finance Texas Holdings, LLC	Delaware
IASIS Finance, Inc.	Delaware
IASIS Glenwood Regional Medical Center, L.P.	Delaware
IASIS Healthcare Foundation	Tennessee
IASIS Healthcare Holdings, Inc.	Delaware
IASIS Healthcare LLC	Delaware
IASIS Hospital Nurse Staffing Company	Delaware
IASIS Management Company	Delaware
IASIS Physician Services, Inc.	Delaware
IASIS Transco, Inc.	Delaware
Jordan Valley Hospital Holdings, Inc.	Delaware
Jordan Valley Hospital, LP	Delaware
MCS/AZ, Inc.	Delaware
Memorial Hospital of Tampa, LP	Delaware
Mesa General Hospital, LP	Delaware
Metro Ambulatory Surgery Center, Inc.	Delaware
Mountain Vista Medical Center, LP	Delaware
NLV Healthcare Development, LP	Delaware
North Vista Hospital, Inc.	Delaware
Odessa Regional Hospital, LP	Delaware

Subsidiaries	Jurisdiction of Organization
Palms of Pasadena Homecare, Inc.	Delaware
Palms of Pasadena Hospital, LP	Delaware
Permian Premier Health Services, Inc.	Texas
Pioneer Valley Hospital Physicians, Inc.	Delaware
Pioneer Valley Hospital, Inc.	Delaware
Rocky Mountain Medical Center, Inc.	Delaware
Salt Lake Regional Medical Center, Inc.	Delaware
Salt Lake Regional Physicians, Inc.	Delaware
Seaboard Development LLC	Utah
Southridge Plaza Holdings, Inc.	Delaware
Southwest General Hospital, LP	Delaware
SSJ St. Petersburg Holdings, Inc.	Delaware
St. Luke’s Behavioral Hospital, LP	Delaware
St Luke’s Medical Center, LP	Delaware
Tampa Bay Staffing Solutions, Inc.	Delaware
Tempe St Luke’s Hospital, LP	Delaware
The Heart Center of Central Phoenix, L.P.	Delaware
The Medical Center of Southeast Texas, L.P.	Delaware
The Surgery Center at Salt Lake Regional, LLC	Delaware
Town & Country Hospital, LP	Delaware
Utah Transcription Services, Inc.	Delaware